POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Molly Stewart and Anna Smith, singing singly and with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

(1) submit for and on behalf of the undersigned a Form ID and any documentation relative thereto;

(2) serve as an account administrator in respect of the undersigned's EDGAR account;

(3) do and perform any and all acts which may be necessary or desirable to manage and maintain the undersigned's EDGAR account, including appointing account administrators, users and delegated entities in respect of such account and performing annual confirmations; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, any of the undersigned's responsibilities to comply with any state or federal securities laws, or rules promulgated thereunder. This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30 day of April, 2026.

Signature

Marlie Davis
Printed Name

[NOTARY SEAL AND SIGNATURE]

Catherine W. Hollis

CATHERINE W HOLLIS
MY COMMISSION EXPIRES
NOTARY PUBLIC
AUGUST 03, 202[illegible]
GWINNETT COUNTY, GEORGIA